EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


                  We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Equalnet Communications Corp. Independent Contractors Stock Option Plan of our report dated October 8, 1998, with respect to the consolidated financial statements and schedule of Equalnet Communications Corp. included in its Annual Report on Form 10-K/A for the fiscal year ended June 30, 1998, filed with the Securities and Exchange Commission.

                                               /s/ Ernst & Young LLP

                                               Ernst & Young LLP


Houston, Texas
June 23, 1999